EXHIBIT 10.yy


         THIS LEASE, dated as of this 30th day of August, 1986 by and between Meyers-Thornton Investment Co.("Landlord") and Heilig-Meyers Company ("Tenant").

                              W I T N E S S E T H:

1. Landlord hereby leases to Tenant, subject to the terms and conditions hereof, the following described property together with all improvements thereon and appurtenances thereunto belonging (the "Premises"):

         TRACT #1: BEGINNING at an iron pipe in the south right-of-way line of Hwy. #17, said beginning corner being located north 54-1/2 degrees east 303 feet as measured along the south right-of-way line of Hwy. #17 from a highway right-of-way stone located at the intersection of the south right-of-way of Hwy. #17 and the north right-of-way line of Hwy. #130; thence from said beginning point along the south right-of-way line of Hwy. #17 north 54-1/2 degrees east 125 feet to an iron pipe; thence south 35-1/2 degrees east 200 feet to an iron pipe; thence south 54-1/2 degrees west 125 feet to an iron pipe; thence north 35-1/2 degrees west 200 feet to the point of BEGINNING, and containing 25,000 square feet, more or less, and being that tract of land described in a deed from A. Earl Milliken and wife, Clara R. Milliken, to Eli Kravitz and wife, Jeanne C. Kravitz, dated April 14, 1964, and duly recorded in Book 178 at Page 387 of the Brunswick County Registry.

         TRACT #2: BEGINNING at Eli Kravitz's northeast corner which is located north 54-1/2 degrees east 428 feet from a right-of-way stone at the intersection Hwy. #130 and U. S. Hwy. #17 known as the Holden Beach Road; thence from the beginning corner runs north 54-1/2 degrees east 25 feet to an iron pipe; thence south 35-1/2 degrees east 200 feet to an iron pipe; thence south 54-1/2 degrees west 25 feet to an iron pipe and being Eli Kravitz's southeast corner; thence north 35-1/2 degrees west 200 feet with Eli Kravitz's line to the place and point of BEGINNING, and being that tract of land described in a deed from A. Earl Milliken and wife, Clara R. Milliken, to Eli Kravitz and wife, Jeanne C. Kravitz, dated May 17, 1965, and duly recorded in Book 172 at Page 483 of the Brunswick County Registry.

         TRACT #3: BEGINNING at an iron pipe, the northeast corner of a 25-foot parcel of land previously conveyed to Eli Kravitz et ux, the said beginning point also being north 54-1/2 degrees east 453 feet from the right-of-way stone on the north side of the Holden Beach Road; thence north 54-1/2 degrees east 25 feet to an iron rod, Eudores Edwards' corner; thence south 35-1/2 degrees east 200 feet to said Edwards' corner; thence south 54-1/2 degrees west 25 feet to Eli Kravitz's corner iron pipe; thence with Eli Kravitz's line north 35-1/2 degrees west 200 feet to the BEGINNING, containing 11/100 of an acre, more or less, as surveyed by H. R. Hewett, Surveyor; and being that tract of land described in a deed from A. Earl Milliken and wife, Clara R. Milliken, to Eli Kravitz and wife, Jeanne C. Kravitz, dated June 17, 1965, and duly recorded in Book 172 at Page 532 of the Brunswick County Registry.

         TRACT #4: BEGINNING at an iron stake on the southside of U. S. Hwy. #17 being 60 feet from center, said beginning point also being north 54 degrees 30 minutes east 478 feet from highway right-of-way (marketer or stone) in the northern right-of way line of U. S. Hwy. #17; runs thence north 54 degrees 30 minutes east 50 feet to an iron stake; thence south 24 degrees 40 minutes east 200 feet to an iron stake; thence south
         12.35 feet to an iron stake;  thence  north 35 degrees 30 minutes  west
         197.17 feet to the point of BEGINNING, containing 14/100 of an acre, and being a part of the property described in a Deed from Brightie Holden to A. Earl Milliken dated March 8, 1962, and recorded in Book 162, at Page 158, in the Office of the Register of Deeds for Brunswick County, North Carolina.

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          TRACT #5:  BEGINNING  at an iron  pipe,  said iron  pipe  being  Jerry
          Moore's southeast corner, said iron pipe also being located south 35 degrees 30 minutes east 200 feet from a railroad spike in the southern right-of-way of U. S. Hwy. #17, said spike being located north 54 degrees 30 mints east 303 feet as measured along the southern right-of-way line of U. S. Hwy. #17 from a right-of-way stone located at the intersection of the southern right-of-way of U. S. Hwy. #17 with the northern right-of-way of N. C. Hwy. #130; thence running from the beginning iron pipe south 35 degrees 30 minutes east 25 feet to an iron pipe; thence running north 53 degrees 40 minutes east 187.35 feet to an iron pipe; thence running north 35 degrees 30 minutes west 25 feet to an iron pipe, this being Heilig-Meyers existing southeast corner; thence running with Heilig-Meyers southern property line south 53 degrees 40 minutes west 187.35 feet to the beginning iron. This being a portion of the lands deeded by William E. Benton and wife, Gwynella M. Benton, to Alvin E. Milliken, Jr. and being recorded in Book 314 at Page 913 of the Brunswick Registry, Southport, N.C.

for a term of fifteen (15) years, commencing on April 15, 1986 and ending on April 14, 2001 at 12:00 Midnight.

2. (a) Beginning with the commence date, Tenant shall pay to Landlord a monthly rental of Two thousand seven hundred forty eight and 86/100 Dollars ($2,748.86) payable in advance on the first day of every month.

(b) The annual rental shall be changed every three (3) years to an amount equal to four (4) per cent of Tenant's net sales at the Premises for the previous year. Previous year is defined as the last full fiscal year prior to the anniversary date of this Lease. Net sales is defined as gross sales less returned sales and sales taxes. Credit service charges, insurance and service sales are not included in "Net Sales".

3.       Tenant agrees that it shall:

(a)      Pay all charges for water, electricity, gas an other utilities;

(b) Keep the interior and exterior of the Premises, together with all plumbing, heating, air conditioning, ventilating, electrical and mechanical equipment in good order and repair (including termite control) at its own expense; and upon termination of this Lease surrender the same in as good condition as when received, excepting depreciation caused by ordinary wear and tear and damage caused by fire, accident, casualty or act of God;

(c) Cause the Premises to be insured against loss by fire with extended coverage in an amount sufficient for replacement of the Premises in the event of total loss by facilities of the same size and quality as existed prior to such loss;

(d) Pay when due all ad valorem real estate taxes and assessments against the Premises. (All real estate taxes payable by Tenant shall be prorated as of the commencement date and to the termination date of this Lease. Landlord shall promptly forward to Tenant all bills received by Landlord for taxes which are to be paid by Tenant, and Tenant shall deliver promptly thereafter to Landlord receipts evidencing payment of all such taxes. Tenant may file in the name of the Landlord all such protests or other instruments and institute and prosecute proceedings for the purpose of contesting any of such taxes, but shall, at the request of Landlord, furnish reasonable assurance to Landlord indemnifying it against any loss or liability by reason of such contest. Landlord agrees to cooperate in every respect in prosecuting such contest. Tenant shall not be deemed to be in default hereunder so long as Tenant shall in good faith contest such tax. Nothing herein contained shall be construed to obligate Tenant to pay any part of any income, estate or inheritance taxes assessed by any governmental authority against the Landlord, its successor or assigns.);

(e) Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority,

(f) Not use or permit the Premises to be used for any unlawful or disorderly purpose; and

(g) Permit Landlord to post one "For Rent" sign to and to exhibit the Premises to prospective tenants during the last six (6) months of the Lease's duration provided that Landlord shall cause the least possible disruption of Tenant's business.

4.       Tenant shall have the right to:

(a) At its own expense make such alternations, changes and improvements to the Premises (including installation of signs) as Tenant may deem necessary; provided, however, that no structural alterations to the Premises shall be made without Landlord's consent;

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(b)  Assign or sublet the  Premises  or any  portion  thereof  without  consent;
provided, however, that no such assignment or subletting shall relieve Tenant of liability for the performance of the terms and conditions of this Lease; and

(c) Remove any equipment, improvements or fixtures installed by it, except that Tenant may elect to leave the same, in which event they shall become the property of Landlord upon termination of this Lease.

5.       Landlord agrees that it shall:

(a) Take no action (except at Tenant's request) which would cause an increase in the taxes or insurance premiums assessable with respect to the Premises;

(b) Reimburse Tenant for one half of the taxes and insurance premiums paid with respect to the Premises; and

(c) Hold Tenant and its agents harmless from any and all claims and demands resulting from acts or omissions of Landlord or its agents.

6.       Landlord covenants, warrants and agrees:

(a) That Landlord has full and complete authority to make this Lease and that so long as Tenant is not in default hereunder, Tenant shall have quiet peaceable possession and enjoyment of the Premises for the duration of this Lease without hindrance on the part of Landlord or any other parties and that Landlord shall warrant and defend Tenant in such possession against the claim of all parties.

(b) That Landlord shall deliver to Tenant physical possession of the Premises upon the commencement of the term, free and clear of all tenants and occupants and the rights of either, and of all encumbrances and violations of laws relating to the use and occupancy of the Premises; and

(c) That the Premises and all plumbing, heating, air conditioning, ventilating, electrical and mechanical equipment are in good condition and operating order.

7. Landlord and Tenant hereby waive all claims against each other for loss or damage caused by fire or perils capable of coverage by standard fire and extended coverage insurance, regardless of the cause of such damage. Landlord and Tenant will cause an appropriate waiver of subrogation provisions to be inserted in their policies of insurance on the Premises.

8. (a) Tenant shall maintain at its expense, throughout the term, insurance covering the building and other improvements now or hereafter existing upon the property against loss or damage by fire or such other risk now or hereafter embraced by the term "extended coverage" and by vandalism and malicious mischief, in an amount not less than the full insurable value as determined by Tenant's insurer. As used in this subsection, the term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, without deduction for physical depreciation as such replacement cost shall be adjusted by Tenant's insurer every year due to changes in the cost of construction and other relevant factors.

(b) Tenant shall maintain at its expense, throughout the term, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring on or about the property or arising out of the use thereof by Tenant or its agents, employees, officers or invitees, visitors and guests, under one ore more policies of comprehensive public liability insurance, including insurance against assumed or contractual liability under this Lease, having such limits as to each as are reasonably required by Landlord from time to time, but in any event of not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00) for bodily injury to or death of all persons and for property damage or destruction in anyone occurrence.

(c) Each policy referenced above shall (a) name as the insureds thereunder Landlord and Tenant (and, at Landlord's request, any mortgagee of Landlord holding a note secured by a deed of trust or other security instrument encumbering the Property); except that for the policies described in subsection 8(b) Landlord shall be named as an additional insured (b) by its terms, not be cancellable without at least thirty (30) days prior written notice to Landlord (and, at Landlord's request, any mortgagee), and (c) be issued by an insurer of recognized responsibility licensed to issue such policy in the state where the Property is located. At least five (5) days before the commencement date, Tenant shall deliver to Landlord each such policy or a certificate of insurance for each such policy, and at least thirty (30) days before any such policy expires, Tenant shall deliver to Landlord a replacement policy or certificate therefor.

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(d) General. In the event that, at any time during the term of this Agreement of
Lease, the buildings and improvements portion of the property (i) are destroyed or (ii) are damaged to the extent of fifty percent (50%) or more of their Gross Leaseable Area, then within sixty (60) days after such damage or destruction, Tenant shall notify Landlord of its excercise of or its desire not to exercise the hereby granted option to terminate this Agreement of Lease not later than and effective on the end of such sixty (60) day period. Failure to so exercise such option will obligate Tenant to repair and restore the property as hereinafter provided. In all other events, Tenant shall repair and restore the property as hereinafter provided.

(e) Repair and Rebuilding. In the event that Tenant does not terminate this Agreement of Lease as provided for in Section 8 above and in all other events, the Tenant, at its own cost and expense, shall, subject to the other provisions of this Section 8, cause the same to be repaired, replaced or rebuilt as nearly as possible to its condition immediately prior to the damage or destruction subject to such alterations or changes as Tenant may elect to make in conformity with Section 8 hereof within a period of time which, under all prevailing circumstances, shall be reasonable. If Tenant shall exercise its option to terminate this Lease, this Lease shall expire automatically as provided in subsection 8(d) in which event Tenant shall be under no obligation to repair, replace or rebuild the building and improvements on the property but shall clear away the ruins and leave the Demised Premises in a clean, orderly and sightly condition. In the event that (i) Tenant shall fail to give notice of its exercise of its option to terminate within such period or (ii) if the buildings and improvements on the Demised Premises shall not be damaged to the extent of more than fifty percent (50%) of this Gross Leaseable Area, the, Tenant shall, subject to the other provisions of this Section 8, cause the same to be repaired, replaced or rebuilt at its own cost and expense as herein provided. If Tenant does not repair, replace or rebuild any damaged or destroyed buildings or improvements, all insurance proceeds that are payable as a result of the destruction or damage to such buildings or improvements plus the deductible, if any, shall be paid to Landlord and this Agreement of Lease shall terminate on the date of such payment.

9. (a) If all or substantially all of the Property or such portion of the improvements located on the property as to render the balance of such improvements unsuitable in Landlord's and Tenant's reasonable judgement for the purposes of Tenant is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking, Landlord shall be entitled to collect from such condemning authority the entire amount of any award made in any such proceeding or as consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by Tenant under this Lease, except as specifically provided for herein this Lease shall terminate on the date that possession of the property is taken by such condemning authority and all Rent, Taxes and other charges payale hereunder will be apportioned and paid to such date.

(b) Tenant hereby (a) assigns to Landlord all of Tenant's right, title and interest, if any, in any to any such award (b) waives any right that it may otherwise have in connection with such condemnation, against Landlord or such condemning authority, to any payment for (i) the value of the then-unexpired potrion of the Term, (ii) leasehold damages, and (iii) any damage to or diminution of the value of Tenant's leasehold interest hereunder or any portion of the Property not covered by such Condemnation, and (c) agrees to execute any and all further documents which may be required to facilitate Landlord's collection of any and all such awards; provided, however, that if Tenant shall have made improvements or alterations to the property after the date hereof and shall have not yet fully amortized its expenditures for such improvements or alterations under generally accepted accounting procedures, then Landlord shall, and hereby does, assign to Tenant out of any award paid to Landlord a sum equal to the unamortized portion of any such expenditures subject, in all events, (i) to all mortgagees of Landlord having been paid amounts due to them from such award according to their loan documents and also (ii) to their being available excess funds from the award to pay such amounts to Tenant after all amounts due and owing to Landlord hereunder and its mortgagees are paid from such award.

(c) Subject in all events to the operation and effect of the foregoing provisions of this Section, Tenant may seek a separate award on account of any damages or costs incurred by Tenant as a result of such condemnation, so long as such separate award in no way diminishes any award or payment which Landlord would otherwise receive as a result of such Condemnation.

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(d) Partial Condemnation.  If a (i) portion of the Property that is not improved by buildings or structures as of the date of this Lease or (ii) a portion of the improvements portion of the property is so taken so that no termination of this lease occurs according to subsection 9(a), then Landlord is entitled to collect from such condemning authority the entire amount of any award in any such proceeding or as consideration for any such conveyance, this lease shall not terminate and Landlord shall, upon its receipt of such award in condemnation, restore said building improvements to as complete a building as is reasonably and practically possible in design, character and quality of the conditions of the building immediately prior to the condemnation; provided however, in any event, Landlord shall not be required to spend for any such repair, restoration or alteration work an amount in excess of the amounts received by Landlord as damage for the taking of such building improvements part of the property and Tenant, at its own cost and expense shall make all necessary repairs and alterations to its trade fixtures, decoration, signs, machinery and contents. Base rent payable after any such taking will thereafter be reduced in the same proportion as the gross leaseable area of the improvement is reduced by or as a consequence of such condemnation. There will be no reduction or abatement of base rent or any other charges payable by Tenant hereunder in the even Tenant is only temporarily deprived in whole or in part of the use of any portion of the property, for a period not in excess of ninety (90) days.

(e) Liability Upon Condemnation. If there is a condemnation, Landlord shall have no liability to Tenant on account of any (a) interruption of Tenant's business upon the property, (b) diminution in Tenant's ability to use the property, or
(c) other injury or damage sustained by Tenant as a result of such condemnation.

(f) Condemnation Proceedings. Except for any proceeding brought by Tenant under the provisions of subsection 9(c), Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from Tenant, and Tenant hereby waives any right which it otherwise has to participate therein.

10. In the event Tenant shall default in the performance of any of the terms herein contained and shall not remedy the same within thirty (3o) days after written notice thereof by Landlord (or in the event Tenant cannot reasonably remedy said default within thirty (30) days, if Tenant shall not commence to cure within said thirty (30) day period and diligently pursue the same to completion) or if Tenant shall be adjudicated a bankrupt or shall make a general assignment for the benefit of creditors, or if a receiver shall be appointed for Tenant and not removed within sixty (60) days, Landlord shall have the right to re-enter and take possession of the Premises and to remove any property therein and to terminate this Lease. In the event of such termination, Landlord may relet the Premises or any part thereof on such terms as it may determine.

11. (a) All notices called for hereunder shall be in writing and shall be deemed to have been given when sent postage prepaid by registered of certified mail, return receipt requested, to the address stated beside signature, or to such other address as the party to receive such notice may hereafter direct by written notice.

(b) This Lease sets forth the entire agreement of the parties regarding the Premises, and there are no promises, agreements, conditions or understandings, either oral or implied, other than as set forth herein. No subsequent amendment or modification of this Lease shall be binding unless in writing and signed by both parties.

(c) This Lease shall be binding upon and enure to the benefit of the parties hereto, their heirs, successors, assigns, and legal representatives.

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         WITNESS the following signatures and seals:

                                       TENANT:

                                       HELIG-MEYERS COMPANY

                                       By:        /s/Troy A. Peery, Jr.
                                                  ---------------------------
                                                  President

                                       Address:   3228 West Cary Street
                               Richmond, VA 23221

(Corporate Seal)

ATTEST:

[signature illegible]
----------------------------
Secretary


                                       LANDLORD:

                                       MEYERS-THORNTON INVESTMENT CO.

                                       By:          /s/H. Meyers
                                                    --------------------------
                                                    Partner

                                       Address:






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